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Exhibit 10.31b

                    INVESTOR RIGHTS AGREEMENT

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                          XIRCOM, INC.

                    INVESTOR RIGHTS AGREEMENT

      This Investor Rights Agreement (this "Agreement") is made and entered into as of February 28, 1997, by and among Xircom, Inc., a California corporation (the "Company"), and Intel Corporation, a Delaware corporation (the "Investor").

                         R E C I T A L S
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      A. The Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, shares of the Company's Common Stock (the "Common Stock") and a Warrant (the "Warrant") on the terms and conditions set forth in that certain Common Stock and Warrant Purchase Agreement, dated of even date herewith by and between the Company and the Investor (the "Purchase Agreement").

     B. The Purchase Agreement provides that the Investor shall be granted certain information rights, registration rights and other rights, all as more fully set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   INFORMATION RIGHTS.

      1.1 Financial Information. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds shares of Common Stock issued under this Agreement or the Purchase Agreement or shares of Common Stock issued or issuable pursuant to exercise of the Warrant, the Company will:

          (a) Annual Reports. Furnish to the Investor promptly following the filing of such report with the U.S. Securities and Exchange Commission (the "SEC"), a copy of the Company's Annual Report on Form 10-K for each fiscal year, which shall include a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. In the event the Company shall no longer be required to file Annual Reports on Form 10-K, the Company shall, within ninety (90) days following the end of each respective fiscal year, deliver to the Investor a copy of such Balance Sheet, Statement of Income and Statement of Cash Flows.

          (b) Quarterly Reports. Furnish to the Investor promptly following the filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-Q, which shall include a consolidated Balance Sheet as of the end of the respective fiscal quarter,

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consolidated Statements of Income and consolidated Statements of Cash Flows of the Company and its subsidiaries for the respective fiscal quarter and for the year-to-date, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices, but all of which may be unaudited. In the event the Company shall no longer be required to file Quarterly Reports on Form 10-Q, the Company shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to the Investor a copy of such Balance Sheet, Statements of Income and Statements of Cash Flows.

          (c) SEC Filings. The Company shall deliver to the Investor copies of each other document filed with the SEC (as defined herein) promptly following the filing of such document with the SEC.

     1.2 Board Observer. So long as the Investor, together with its Majority Owned Subsidiaries (as defined in Section 6.1(c)), holds at least the number of shares of the Company's Common Stock equal to twelve and one-half percent (12.5%) of the number of shares of the Company's Common Stock and other voting securities outstanding on the day immediately preceding the date of closing of the Purchase Agreement minus 100 shares (such number to be proportionately adjusted for stock splits, stock dividends, and similar events), the Company will permit a representative of the Investor, reasonably acceptable to the Company (the "Observer") to attend all meetings of the Company's Board of Directors (the "Board") (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Investor, concurrently with the members of the Board, notice of such meeting and a copy of all materials provided to such members. For so long as the Investor shall be entitled to appoint an Observer pursuant to this section, the Investor shall, by written election delivered to the Company, be entitled to designate a representative for appointment or election to the Board (the "Representative"), in lieu of the observer contemplated above. Upon written request of the Investor, the Company shall use its reasonable best efforts to cause the representative designated by the Investor to be elected to the Board, including recommending to the stockholders of the Company that they vote for the election to the Board of the individual designated by the Investor. The Company shall be entitled to recuse the Representative or Observer, as the case may be, from portions of any Board meeting and to redact portions of Board of Directors materials delivered to the Representative or Observer where and to the extent that the Board (without the Representative or Observer present) determines a conflict of interest is present.

2.   REGISTRATION RIGHTS.

     2.1  Definitions.  For purposes of this Section 2:

          (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement

          (b) Registrable Securities. The term "Registrable Securities"  means:
(l) all the shares of Common Stock of the Company issued or issuable (A) under the Purchase Agreement,

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(B) pursuant to an exercise of the Warrant (shares issued or issuable upon exercise of the Warrant are referred to herein as the "Warrant Shares"), and (C) pursuant to the Right of Participation (defined in Section 3 hereof) or the Right of Maintenance (defined in Section 4 hereof), and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such shares of Common Stock described in clause (1) of this subsection (b). Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

           (c) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock that are Registrable Securities and (l) are then issued and outstanding or (2) are then issuable pursuant to an exercise of the Warrant.

           (d) Holder. For purposes of this Section 2, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

           (e) Form S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           (f) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

     2.2   Demand Registration.

           (a) Request by Holders. If the Company shall at any time after the first anniversary of the Closing, as defined in the Purchase Agreement, receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must be at least fifteen percent (15%) of all Registrable Securities then outstanding; and provided further that the Company shall not be obligated to effect any such registration if the

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Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this
Section 2.2 or Section 2.4, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.3, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of
Section 2.3(a).

           (b) Underwriting. If the Holders initiating the registration request under this Section 2.2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market standoff agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

           (c) Maximum Number of Demand Registrations. The Company shall be obligated to effect only three (3) such registrations pursuant to this Section 2.2.

           (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

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           (e) Expenses. All expenses incurred in connection with any registration pursuant to this Section 2.2, including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers, and the Holders' legal fees, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 2.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.2.

      2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement, to any employee benefit plan or to any merger or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

           (a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable

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Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders and other holders of registration rights on a parity with the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities entitled to registration then held by each such Holder or other holder; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded (other than to the extent that such persons are non-employee directors or other non-employees of the Company who hold registration rights on a parity with the Holders, such non-employee directors and other non-employees being entitled to participate with the participating Holders on the basis described under "second" above). If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

           (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

          (c) Not Demand Registration. Registration pursuant to this Section 2.3 shall not be deemed to be a demand registration as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

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      2.4 Form S-3 Registration. In case the Company shall at any time after the first anniversary of the Closing, as defined in the Purchase Agreement, receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a) Notice. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.4(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 2.4:

                (1) if Form S-3 is not available for such offering by the
Holders:

                (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

               (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than ninety
(90) days after receipt of the request of the Holder or Holders under this
Section 2.4;

                (4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.3(a); or

                (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

           (c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4, (excluding underwriters' or brokers'

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discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

           (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.4, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

           (e) Not Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above. Except as otherwise provided herein, Holders may request up to 3 separate registrations of Registrable Securities under this Section 2.4.

      2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

          (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

          (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

          (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with

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the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

     2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

           (a) By the Company. To the extent permitted by law; the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

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                (i)   any untrue statement or alleged untrue statement of a
          material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

           (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

           (c) Notice. Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.7.

           (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

           (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

           (f) Survival. The obligations of the Company and Holders under this
Section 2.7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

      2.8 Termination of the Company's Obligations. The Company shall have no obligations pursuant to this Section 2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 more than seven (7) years after the date of this Agreement, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

      2.9 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Article 2, or otherwise) relating to shares of the Company's Common Stock or any other voting securities of the Company, other than rights that are on a parity with or subordinate in right to the Holders.

3.   RIGHT OF PARTICIPATION.

       3.1 General. The Investor and any Majority Owned Subsidiary of the Investor to which rights under this Section 3 have been duly assigned in accordance with Section 6 (the Investor and each such assignee being hereinafter referred to as a "Participation Rights Holder") shall have the right of first refusal to purchase such Participation Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in
Section 3.3) that the Company may from time to time issue after the date of this Agreement (the "Right of Participation"); provided, however, that no Participation Rights Holder shall have the Right of Participation with respect to any issuance of New Securities that would result in less than a ten percent (10%) reduction in such Participation Rights Holder's Pro Rata Share.

      3.2 Pro Rata Share. A Participation Rights Holder's "Pro Rata Share" for purposes of the Right of Participation is the ratio of (a) the number of Registrable Securities held by such Participation Rights Holder, to (b) the difference between (i) the total number of shares of Common Stock of the Company (and other voting securities of the Company, if any) then outstanding (immediately prior to the issuance of New Securities giving rise to the Right of Participation), where for such purposes all Warrant Shares held by the Investor and its Majority

Owned Subsidiaries are deemed outstanding, and (ii) the number of Dilutive Securities (defined below) issued since the last Notice Date (defined below) excluding any Maintenance Securities (defined below) issued pursuant to the last Maintenance Notice.

     3.3 New Securities. "New Securities" shall mean any Common Stock, Preferred Stock or other voting capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock, Preferred Stock or other capital stock, provided, however, that the term "New Securities" shall not include:

           (a) any shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board;

           (b) any shares of Common Stock issued under the Purchase Agreement, as such agreement may be amended;

           (c) the Warrant or any shares of Common Stock issued upon any exercise thereof;

           (d) any securities issued in connection with any stock split stock, dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

           (e) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security; or

           (f) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

      3.4 Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions) that would result in a ten percent (10%) or greater reduction in the Pro Rata Share of each Participation Rights Holder, it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "Participation Notice"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) business days from the date of receipt of any such Participation Notice to agree in writing to purchase such Participation Rights Holder's Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder's Pro Rata

Share). If any Participation Rights Holder fails to so agree in writing within such ten (10) business day period to purchase such Participation Rights Holder's full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase. Such Participation Rights Holder shall purchase the portion elected by such Participation Rights Holder concurrently with the closing of the transaction triggering the Right of Participation.

      3.5 Failure to Exercise. Upon the expiration of such ten (10) day period, the Company shall have 120 days thereafter to sell the New Securities described in the Participation Notice (with respect to which the Participation Rights Holders' rights of first refusal hereunder were not exercised), or enter into an agreement to do so, within sixty (60) days thereafter, at no less than ninety-five percent (95%) of the price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such 120 day period, or entered into an agreement to do so within sixty (60) days thereafter, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

      3.6 Termination. The Right of Participation for the Investor and each other Participation Rights Holder shall terminate upon the first date that the Investor and its Affiliates (as defined in Rule 144 under the Securities Act) collectively hold less than the number of shares of the Company's Common Stock equal to twelve and one-half percent (12.5%) of the number of shares of the Company's Common Stock and other voting securities outstanding on the day immediately preceding the date of closing of the Purchase Agreement minus 100 shares (such number to be proportionately adjusted for stock splits, stock dividends and similar events).

4.   RIGHT OF MAINTENANCE.

      4.1 General. Each Participation Rights Holder will, pursuant to the terms and conditions of this Section 4, have the right to purchase shares of Common Stock, voting Preferred Stock or other voting capital stock ("Maintenance Securities") from the Company at the Purchase Price (as defined in Section 4.3) following the issuance by the Company of Dilutive Securities (as defined in Section 4.2) that the Company may from time to time issue after the date of this Agreement, solely in order to maintain such Participation Rights Holder's Prior Percentage Interest (as defined in Section 4.4) in the Company (the "Right of Maintenance"). Each right to purchase Maintenance Securities pursuant to this
Section 4 shall be on the same terms (other than price to the extent provided in Section 4.3 below) as the issuance of the Dilutive Securities that gave rise to the right to purchase such Maintenance Securities

      4.2 Dilutive Securities. "Dilutive Securities" means any Common Stock, voting Preferred Stock or other voting capital stock of the Company, whether now authorized or not; provided, however, that the term "Dilutive Securities" does not include:

           (a) any securities other than Common Stock, voting Preferred Stock or other voting capital stock (e.g., warrants or options to purchase Common Stock, Preferred Stock or other capital stock);

           (b) any shares of Common Stock issued under the Purchase Agreement, as such agreement may be amended;

           (c) the Warrant or any shares of Common Stock issuable upon any exercise thereof;

           (d) any securities issued in connection with any stock split, stock dividend or similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

           (e) any securities for which the issuance gave rise to the Right of Participation (regardless of whether any such right was exercised); or

           (f) any securities issuable upon the exercise, conversion or exchange of any securities described in (d) or (e) above.

     4.3  Purchase Price.

           (a) Employee Stock. To the extent that the right to purchase Maintenance Securities arises out of the issuance of Dilutive Securities to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board ("Employee Stock"), the per share "Purchase Price" of the Maintenance Securities shall equal the average Market Price (as defined below) of such Maintenance Securities over the thirty (30) trading days immediately preceding the date on which the Participation Rights Holder elects to purchase such Maintenance Securities.

           (b) Other Dilutive Securities. To the extent that the right to purchase Maintenance Securities arises out of any issuance of Dilutive Securities other than Employee Stock, the per share "Purchase Price" of the Maintenance Securities shall equal the higher of (i) the weighted average of the per share prices at which such Dilutive Securities were issued, and (ii) seventy-five percent (75%) of the average Market Price (as defined below) of such Maintenance Securities over the thirty (30) trading days immediately preceding the date on which the Participation Rights Holder elects to purchase such Maintenance Securities. For purposes hereof, in the event that the issuance of any Dilutive Securities occurs upon the exercise, conversion or exchange of other securities ("Exchangeable Securities"), then the per share price at which such Dilutive Securities shall be deemed to have been issued shall be the sum of
(A) the per share amount paid upon such exercise, conversion or exchange, plus
(B) the per share amount previously paid for the Exchangeable Securities (adjusted for any stock splits, stock dividends or other similar events).

           (c) Market Price. For purposes of this Section 4.3, "Market Price" means, as to any Maintenance Securities on a given day, the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Maintenance Securities are not listed on any domestic securities exchange or quoted in the NASDAQ National Market or the domestic over-the-counter market ("Unlisted Securities"), the "Market Price" shall be the fair value thereof determined jointly by the Company and the Holder.

           (d) Consideration Other than Cash. In the event that Dilutive Securities or Exchangeable Securities were issued for consideration other than cash, the per share amounts paid for such Dilutive Securities or Exchangeable Securities shall be determined jointly by the Company and the Participation Rights Holder.

           (e) Appraiser. If the Company and the Participation Rights Holder are unable to reach agreement within a reasonable period of time with respect to (i) the Market Price of Unlisted Securities, or (ii) the per share amounts paid for Dilutive Securities or Exchangeable Securities issued for consideration other than cash, such Market Price or per share amounts paid, as the case may be, shall be determined by an appraiser jointly selected by the Company and the Participation Rights Holder. The determination of such appraiser shall be final and binding on the Company and the Participation Rights Holder. The fees and expenses of such appraiser shall be paid for by the Company.

      4.4 Prior Percentage Interest. A Participation Rights Holder's "Prior Percentage Interest" for purposes of the Right of Maintenance is the ratio of
(a) the number of Registrable Securities held by such Participation Rights Holder as of the date of such Maintenance Notice (as defined in Section 4.6) (the "Notice Date"), to (b) the difference between (i) the total number of shares of Common Stock of the Company (and other voting securities of the Company, if any) outstanding on the Notice Date, where for such purposes all Warrant Shares held by the Investor and its Majority Owned Subsidiaries are deemed outstanding, and (ii) the total number of Dilutive Securities issued since the later of the date of this Agreement or the last Notice Date excluding any Maintenance Securities (defined below) issued pursuant to the last Maintenance Notice.

      4.5 Maintenance Amount. A Participation Rights Holder's "Maintenance Amount" with respect to any Maintenance Notice shall equal such number of Maintenance Securities as shall (upon purchase thereof in full by the Participation Rights Holder) enable such Participation Rights Holder to maintain its Prior Percentage Interest on a fully-diluted basis. As an example, assume that the Company had 10,000 shares outstanding, and the Participation Rights Holder holds 20% of such shares (or 2,000 shares). The Company first issues 400 shares to a third party ("Issuance 1"), an amount insufficient to trigger a Notice of Issuance pursuant to Section 4.6. The Company then issues 4,600 shares to a third party ("Issuance 2"), an amount sufficient to trigger a Notice of Issuance. The Participation Rights Holder will have the right to maintain its 20% interest after considering Issuances 1 and 2 and the new shares issued to the Participation

Rights Holder. In this example, the Participation Rights Holder will have the right to purchase an additional 1,250 shares, thereby resulting in the Participation Rights Holder holding 20% of the securities outstanding (3,250 shares out of 16,250 shares).

      4.6 Notice of Issuance. Within fifteen (15) business days of each anniversary of this Agreement, and within fifteen (15) business days of each issuance of Dilutive Securities which when cumulated with all prior issuances of Dilutive Securities since the later of (i) the date of this Agreement, or (ii) the date of the last Notice Date (subsequent to which the Participation Rights Holder has had an opportunity to purchase Maintenance Securities), results in a five percent (5%) reduction in a Participation Rights Holders' Prior Percentage Interest, the Company shall give to each Participation Rights Holder written notice (the "Maintenance Notice") describing the number of Dilutive Securities issued since such prior Notice Date and the non-price terms upon which the Company issued such Dilutive Securities, and the Maintenance Amount of Maintenance Securities that such Participation Rights Holder is entitled to purchase as a result of such issuances.

     4.7 Purchase of Maintenance Securities. Each Participation Rights Holder shall have sixty (60) days from the receipt of a Maintenance Notice to elect to purchase up to such Participation Rights Holder's Maintenance Amount of such Maintenance Securities at the Purchase Price as defined in Section 4.3 and upon the terms and conditions specified in the Maintenance Notice. The closing of such purchase shall occur within ten (10) days after such election to purchase. If any Participation Rights Holder fails to elect to purchase such Participation Rights Holder's full Maintenance Amount of Maintenance Securities within such sixty (60) day period, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Maintenance Amount that it did not so elect to purchase.

      4.8 Termination. The provisions of Sections 4.1 through 4.7 shall terminate with respect to the issuance of any Dilutive Securities by the Company after the Right of Participation terminates.

5.   RIGHTS IN CORPORATE EVENTS.

     5.l  Corporate Event.

           (a) A "Corporate Event" shall mean any of the following, whether accomplished through one or a series of related transactions (a) the acquisition of all or substantially all the assets of the Company, (b) an acquisition of the Company by consolidation, merger, share purchase or exchange, or other reorganization or transaction in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, and (c) any other transaction or series of related transactions (excluding any exercise or exercises of the Warrant) that would result in a greater than twenty-five percent (25%) change in the total outstanding number of shares of Voting Stock (as defined below) of the Company (other than any such change solely as a result of a stock split, stock dividend or other recapitalization affecting holders of Common Stock and other classes of voting securities of the Company on a pro rata basis).

           (b) The Company agrees that it will provide the Investor with detailed written notice of any offer from a third party for a proposed Corporate Event within two (2) business days of the date the Company first becomes aware of such offer or proposed Corporate Event. In addition, the Company agrees that it will provide the Investor, within two (2) business days of the Company's becoming aware thereof, with detailed written notice of any offer from a third party to acquire ten percent (10%) or more of the Company's outstanding voting securities.

      5.2 Right of First Refusal The Company agrees that prior to entering into any agreement for what would be considered a Corporate Event, the Company will present to the Investor in writing the final terms and conditions of the proposed Corporate Event, including without limitation the name of the other party or parties to the Corporate Event and a copy of the definitive agreements that the Company is prepared to enter into (the "Corporate Event Agreement"). The Investor shall have ten (10) calendar days from the date of receipt of the Corporate Event Agreement to deliver written notice to the Company agreeing in writing to enter into an agreement with the Company on substantially the same terms and conditions specified in the Corporate Event Agreement, which agreement shall call for completion within one hundred twenty (120) days from the date of delivery of the Corporate Event Agreement (such 120-day period subject to extensions for regulatory compliance). If the Investor fails to so agree in writing within such ten (10) business day period, for a period of one hundred twenty (120) days thereafter, the Company shall have the right to enter into the Corporate Event Agreement with the party specified in such agreement.

      5.3 Termination of Rights. The rights of the Investor under Section 5.23 shall terminate after July 13, 2000; provided, however, that the Investor's rights under such sections of this Section 5 shall remain in full force and effect with respect to any Corporate Event for which the Investor has received, or been entitled to receive, notice from the Company prior to July 13, 2000.

      5.4 Right of First Negotiation. After July 13, 2000 and through July 13, 2004 (before July 13, 2000, the provisions of Section 5.2 shall govern), prior to entering into a definitive agreement with respect to a Corporate Event, the Company shall first attempt to negotiate in good faith with the Investor for a period of not less than twenty (20) calendar days for the Investor to acquire the Company or enter into another Corporate Event with the Company. During such 20-calendar day period, the Investor shall be entitled to conduct due diligence with the reasonable cooperation of the Company. To the extent that the Company and the Investor do not enter into an agreement with respect to such an acquisition or other Corporate Event with the Investor during such 20-calendar day period, the Company shall be free to enter into a definitive agreement with respect to a Corporate Event with a third party and subsequently consummate such Corporate Event, provided that such definitive agreement is entered into within ninety (90) days following termination of such 20-calendar day period, and, provided further, that if during such 20-calendar day period, the Investor shall have made a written offer for the acquisition of the Company, the Corporate Event with such a third party shall be for at least ninety-five percent (95%) of the price offered by the Investor and on other terms no less favorable to shareholders of the Company than the terms of the offer proposed by the Investor with respect to shareholders other than the Investor. The Investor shall reasonably cooperate with the Company and other persons to effect such Corporate Event with such third party and, if the Investor votes in favor of such Corporate Event, shall comply with applicable pooling-of-interests restrictions.

6.   ASSIGNMENT AND AMENDMENT.

      6.1   Assignment.  Notwithstanding anything herein to the contrary:

           (a) Information Rights. The rights of the Investor under Section 1.1 are transferable to any Holder who acquires and holds at least 250,000 Registrable Securities (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like where all holders of the Company's Common Stock participate on a pro rata basis); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6. The rights of the Investor under Section 1.2 may not be assigned.

           (b) Registration Rights. The registration rights of the Investor under Section 2 hereof may be assigned to any Holder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

           (c) Rights of Participation and Maintenance. The rights of the Investor under Sections 3 and Section 4 hereof may be assigned only to a subsidiary of which the Investor beneficially owns, either directly or indirectly, at least 50% of the voting securities (a "Majority Owned Subsidiary"); provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Investor at the time of such assignment stating the name and address of the assignee and identifying the securities of the ;Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

           (d) Rights On Corporate Events. The rights of the Investor under
Section 5 hereof may be assigned only in whole, and not in part, and only to a Majority Owned Subsidiary; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Investor at the time of such assignment stating the name and address of the assignee; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

      6.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor (or, in the case of an amendment or waiver of any provision of Section 2 hereof, only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and entitled to the registration rights set forth in
Section 2 hereof). Any amendment or waiver effected in accordance with this
Section 6.2 shall be binding upon the Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

7.   CONFIDENTIALITY.

      7.1 (a) Except to the extent required by law or judicial order or except as provided herein, each party to this Agreement will hold any of the other's Confidential Information (as defined in the next paragraph) in confidence and will: (i) use the same degree of care to prevent unauthorized disclosure or use of the Confidential Information that the receiving party uses with its own information of like nature (but in no event less than reasonable care), (ii) limit disclosure of the Confidential Information, including any materials regarding the Confidential Information that the receiving party has generated, to such of its employees and contractors as have a need to know the Confidential Information to accomplish the purposes of this Agreement, and (iii) advise its employees, agents and contractors of the confidential nature of the Confidential Information and of the receiving party's obligations under this Agreement.

          (b) For purposes of this Agreement, the term "Confidential Information" refers to the following items relating to the confidential and proprietary information, including trade secrets, of the disclosing party: (i) all written materials provided by the disclosing party that are clearly marked as confidential, (ii) any tangible materials provided by the disclosing party that are clearly marked as confidential, and (iii) all information that is orally or visually disclosed by the disclosing party if it is identified as confidential at the time of disclosure and is reduced to a summary written disclosure delivered to the receiving party within thirty (30) days after the original disclosure. "Confidential Information" will not include, even if marked as confidential, materials or information which: (i) is rightfully known without obligations of confidentiality by the receiving party, (ii) is or becomes public knowledge through no wrongful act of the receiving party, its agent, employees or affiliates, (iii) is rightfully received by the receiving party from another party authorized by the disclosing party to disseminate such materials or information, (iv) is independently developed by the receiving party without breach of this Agreement, or (v) is approved in writing for release by the disclosing party. Any employee or contractor of the receiving party having access to the Confidential Information will be required to sign a non-disclosure agreement protecting the Confidential Information if not already bound by such a non-disclosure agreement.

      7.2 Except to the extent required by law or judicial order or except as provided herein, neither party shall disclose this Agreement or any of its terms without the other's prior written approval, which approval will not be delayed or unreasonably withheld. Either party may disclose this Agreement to the extent required by law or judicial order, provided that if such disclosure is pursuant to judicial order or proceedings, the disclosing party will notify the other party promptly before such disclosure and will cooperate with the other party to seek confidential treatment with respect to the disclosure if requested by the other party and provided further that if such disclosure is required pursuant to the rules and regulations of any federal, state or local organization, the parties will cooperate to seek confidential treatment of this Agreement to the maximum extent possible under law.

      7.3 Prior to the execution of this Agreement, the parties will agree on the content of a joint press release announcing the existence of this Agreement, which press release will be issued as mutually agreed by the parties.

      7.4 Neither party will be required to disclose to the other any confidential information of any third party without having first obtained such third party's prior written consent.

      7.5 The provisions of this Section 7 shall survive for a period of five
(5) years from the date which the Investor ceases to have any rights under Sections 1, 3, 4 and 5 of this Agreement.

8.   STANDSTILL AGREEMENT.

      8.1 Standstill. The Investor hereby agrees that the Investor (together with all Majority Owned Subsidiaries) shall neither acquire, nor enter into discussions, negotiations, arrangements or understandings with any third party to acquire, beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of any Voting Stock (as defined below), any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) without the written consent of the Company, if the effect of such acquisition would be to increase the Voting Power (as defined below) of all Voting Stock then beneficially owned (as defined above) by the Investor or which it has a right to acquire (together with all Majority Owned Subsidiaries) to a percentage greater than twenty-two and one-half percent (22.5%) (the "Standstill Percentage") of the Total Voting Power (as defined below) of the Company at the time in effect; provided that nothing in this
Section 8 shall affect the Investors rights under Section 3 and Section 4, and provided further that:

           (a) The Investor may acquire Voting Stock without regard to the foregoing limitation, and such limitation shall be suspended, but not terminated, if and for as long as (i) a tender or exchange offer is made and is not withdrawn or terminated by another person or group to purchase or exchange for cash or other consideration any Voting Stock that, if accepted or if otherwise successful, would result in such person or group beneficially owning or having the right to acquire shares of Voting Stock with aggregate Voting Power of more than twenty-five percent (25%) of the Total Voting Power of the Company then in effect (not counting for these purposes any shares of Voting Stock of the Company originally acquired ( where such Shares or shares exchanged with the Company in respect thereof, are still held) by such person or group from the Investor or any Majority Owned Subsidiary), and such offer is not withdrawn or terminated prior to the Investor making an offer to acquire Voting Stock or acquiring Voting Stock; provided, however, that the foregoing standstill limitation will be reinstated once any such tender or exchange offer is withdrawn or terminated, (ii) another person or group hereafter acquires Voting Stock with aggregate Voting Power of more than ten percent (10%) of the Total Voting Power of the Company then in effect (not counting for these purposes any shares of Voting Stock of the Company originally acquired (where such Shares or shares exchanged with the Company in respect thereof, are still held) by such person or group from the Investor or any Majority Owned Subsidiary), where such person or group files a Schedule 13D (under the rules promulgated under Section 13(d) under the Securities and Exchange Act of 1934, as such rules and section are in effect on the date hereof), or other similar or successor schedule or form, indicating that such person's or group's holdings exceed ten percent (10%); provided, however, that the foregoing standstill limitation will be reinstated once the percentage of Total Voting Power beneficially owned by such other person or group falls below ten percent (10%); (iii) another person or group hereafter acquires Voting Stock that results in such person or group being required to file a Schedule 13G, or other similar or successor schedule or form, indicating that such other person or group beneficially owns or has the right to acquire Voting Stock with aggregate Voting Power of more than twenty percent (20%) of the Total Voting Power of the Company (not counting for these purposes any shares of Voting Stock of the Company originally acquired (where such Shares or shares exchanged with the Company in respect thereof, are still held) by such person or group from the Investor or any Majority Owned Subsidiary); provided, however, that the foregoing standstill limitation will be reinstated once the percentage of Total Voting Power beneficially owned by such other person or group falls below ten percent (10%); or (iv) another person or group orally or in writing contacts the Company and advises the Company of such person's or group's intention to commence a tender or exchange offer that, if so commenced, would result in a suspension pursuant to clause (i) above (e.g., a "bear hug" offer); provided, however, that the foregoing standstill limitation will be reinstated if such intention is withdrawn in writing or other reasonable evidence of such withdrawal is provided to the Investor. The Company shall notify the Investor in writing of the occurrence of any event described in clauses (i) through (iv) of the immediately preceding sentence as soon as practicable following the Company's becoming aware of any such event, and in any case, shall provide the Investor written notice of any such event within two (2) business days of the Company's being aware of the occurrence of any such event.

          (b) The Investor will not be obliged to dispose of any Voting Stock to the extent that the aggregate percentage of the Total Voting Power of the Company represented by Voting Stock beneficially owned by the Investor or which the Investor has a right to acquire is increased beyond the Standstill Percentage (i) as a result of a recapitalization of the Company or a repurchase or exchange of securities by the Company or any other action taken by the Company or its affiliates; (ii) as the result of acquisitions of Voting Stock made during the period when the Investor's "standstill" obligations are suspended pursuant to Section 8.1(a); (iii) as a result of an equity index transaction, provided that Investor shall not vote such shares; (iv) by way of stock dividends or other distributions or rights or offerings made available to holders of shares of Voting Stock generally; (v) with the consent of a simple majority of the independent authorized members of the Company's Board of Directors; or (vi) as part of a transaction on behalf of Investor's Defined Benefit Pension Plan, Profit Sharing Retirement Plan, 401(k) Savings Plan, Sheltered Employee Retirement Plan and Sheltered Employee Retirement Plan Plus, or any successor or additional retirement plans thereto (collectively, the "Retirement Plans") where the Company's shares in such Retirement Plans are voted by a trustee for the benefit of Investor employees or, for those Retirement Plans where Investor controls voting, where Investor agrees not to vote any shares of such Retirement Plan Voting Stock that would cause Investor to exceed the Standstill Percentage.

          (c) As used in this Section 8, (i) the term "Voting Stock" means the Common Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency that has not occurred), (ii) the term "Voting Power" of any Voting Stock means the number of votes such Voting Stock is entitled to cast for directors of the Company at any meeting of shareholders of the Company, and (iii) the term "Total Voting Power" means the total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all Voting Stock was represented and voted to the fullest extent possible at such meeting, other than votes that may be cast only upon the happening of a contingency that has not occurred. For purposes of this Section 8, the Investor shall not be deemed to have beneficial ownership of any Voting Stock held by a pension plan or other employee benefit program of the Investor if the Investor does not have the power to control the investment decisions of such plan or program.

      8.2 Right of First Refusal upon Section 8.1(a) Event. If the Investor or any Majority Owned Subsidiary elects to participate and tender or exchange any of the Shares, the Warrant and/or the Warrant Shares pursuant to any event described in clause (i) of the first sentence of Section 8.1(a), the Investor shall provide written notice of such intention to the Company. The Company shall have five (5) business days from delivery of such notice to elect to purchase all, but not less than all, of such Shares from the Investor or Majority Owned Subsidiary for cash, at the Offer Price (as defined below) per share offered by the person or group in the event described in clause (i), by delivering an irrevocable written election by the Company to purchase such Shares at such price. In the event the Company delivers such written election, the Company shall be obligated to purchase, and the Investor or Majority Owned Subsidiary shall be obligated to sell, such Shares within ten (10) business days of delivery of the Company's written election to the Investor. If the Company fails to deliver such written election within the five (5) business day period described above or fails to purchase such Shares within the ten (10) business day period described above, it shall forfeit its rights under this Section 8.2 with respect to such tender or exchange, regardless whether the terms and conditions of such tender or exchange may subsequently be modified. As used herein, "Offer Price" means (a) in the case of a cash offer, the amount of cash per share to be paid; (b) in the case of a share offer where the shares offered are listed on an exchange or quoted on the Nasdaq National Market, an amount equal to the average of the closing prices of such security's sales on all domestic securities exchanges on which said security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, all determined as of the date written notice is delivered to the Company by the Investor pursuant to the first sentence of this Section 8.2; or (c) in the event of any other tender or exchange offer, the value of the securities and/or other property as set forth in the offer by the person or group making such offer.

      8.3 Right of First Refusal upon Transfer of Five Percent Stake. In circumstances other than those described in Section 8.2, if the Investor intends to sell Voting Stock (including the Voting Stock underlying any portion of the Warrants proposed to be sold) with Voting Power constituting more than five percent or more of the Total Voting Power (or intends to sell Voting Stock (including the Voting Stock underlying any such portion of the Warrant) with Voting Power constituting less than five percent (5%) of the Total Voting Power to any person which beneficially owns five percent (5%) or more of the Total Voting Power as indicated on a Schedule 13D or 13G filed with the SEC), the Investor shall provide written notice thereof to the Company (the "Investor Notice"). The Investor Notice shall specify the number of Shares involved, the name and address of the proposed purchaser, and the proposed price per Share. For a period of five (5) business days after delivery of the Investor Notice, the Company shall be entitled to elect to purchase all, but not less than all, of the Shares described in the Investor Notice, at the price per share described in such notice, by delivery of a written notice (a "Company Purchase Election") to the Investor irrevocably electing to purchase such Shares and shall have thirty (30) business days to consummate said purchase from the Investor. In the event that the Company has not delivered a Company Purchase Election prior to the expiration of such five
(5) business-day period or has failed to purchase such Shares within said thirty
(30)-business day period, the Company's right to purchase such Shares shall expire, and the Investor or Majority Owned Subsidiary shall be entitled to sell the Shares described in the Investor Notice for a period of ninety (90) days following the expiration of such 90- day period, but only to the proposed purchaser set forth in the Investor Notice (or any Majority Owned Subsidiary thereof) and only for a purchase price equal to at least ninety-five (95%) of the purchase price set forth in the Investor Notice. In the event the Investor or Majority Owned Subsidiary has not sold such Shares by the end of such 90-day period, the rights of the Company set forth above in this Section 8.3 shall apply to any subsequent sales by the Investor or Majority Owned Subsidiary. Notwithstanding the foregoing, the provisions of this Section 8.3 shall not apply to any sales or other transfers by the Investor to any Majority Owned Subsidiary.

      8.4 Termination of Standstill. The provisions of Section 8.1 shall terminate on the second anniversary of the date of this Agreement. The provisions of Sections 8.2 and 8.3 shall terminate when the Investor (together with all Majority Owned Subsidiaries) shall cease to beneficially own at least five percent (5%) of the Total Voting Power of the Company; provided, however, that for purposes of determining beneficial ownership, the number of Warrant Shares underlying the unexercised portion of the Warrant shall be included.

9.   VOTING AGREEMENT.

     9.1 Proportional Voting. Whenever the Investor directly or indirectly owns (of record or beneficially) Voting Stock which constitutes five percent (5%) or more of the Total Voting Power of the Company, the Investor agrees to vote all Registrable Securities of the Company then owned directly or indirectly by the Investor, that consist of Voting Stock, in the same proportion as the votes cast by all other holders of the Company's Voting Stock, except on matters that the Investor, in its reasonable discretion, deems could potentially be materially adverse to the Investor's interests.

      9.2 No Dissent. The Investor hereby agrees that it will not exercise dissenter's or appraisal rights or otherwise dissent or seek appraisal rights with respect to any Corporate Event or any other merger or acquisition involving the Company (e.g. an acquisition by the Company of a third party), provided that, in the event that the provisions of Section 5 hereof have not been terminated, the provisions of this Section 9.2 shall only apply with respect to such a Corporate Event if the Company has complied with the applicable provisions of Section 5 with respect to such Corporate Event.

      9.3 Survival. The provisions of Section 9 shall terminate on the fifth anniversary of the Closing (as defined in the Purchase Agreement).

10.  GENERAL PROVISIONS.

      10.1 Notices. Any notice required or permitted under this Agreement will be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Fedex for next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 10.1.

          (a) if to the Investor, at:  Intel Corporation
                                       2200 Mission College
                                       Boulevard
                                       Santa Clara, California
                                       95052
                                       Attention:  Treasurer
              Telephone No.:           (408) 765-1240
              Facsimile No.:           (408) 765-1611
                                       and
                                       Attention:  General
                                       Counsel
              Telephone No.:           (408) 765-1125
              Facsimile No.:           (408) 765-1859

              with a copy to:          Gibson, Dunn & Crutcher
                                       LLP
                                       One Montgomery Street
                                       Telesis Tower
                                       San Francisco, California
                                       94104-4505
                                       Attention:  Kenneth R.
                                       Lamb
              Telephone No.:           (415) 393-8382
              Facsimile No.:           (415) 986-5309

          (b) if to the Company, at:   Xircom, Inc.
                                       2300 Corporate Center
                                       Drive
                                       Thousand Oak, California
                                       91230
                                       Attention:  General
                                       Counsel
              Telephone No.:           (805) 376-9300
              Facsimile No.:           (805) 376-9120
              with a copy to:          Wilson Sonsini Goodrich &
                                       Rosati
                                       650 Page Mill Road
                                       Palo Alto, California
                                       94304-1050
                                       Attention:  Larry Sonsini
                                       and Howard Zeprun
              Telephone No.:           (415) 493-9300
              Facsimile No.:           (415) 493-6811


Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above. Any notice provided to the Investor in accordance with this Section 10.1 shall be deemed to have also been given to any Majority Owned Subsidiary, and any notice provided by the Investor to the Company shall also be deemed notice by its Majority Owned Subsidiaries, and they shall be bound thereby.

     10.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     10.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

     10.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     10.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     10.6 Successors And Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     10.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     10.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of Common Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

    [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Xircom, Inc.                        Intel Corporation

By:  /s/Randall H. Holliday         By:  /s/Satish Rishi
Name:  Randall H. Holliday          Name:  Satish Rishi
Title:  Secretary and General       Title:  Assistant Treasurer
          Counsel


          [Signature Page to Investor Rights Agreement]